Exhibit 1.1

Shoals Technologies Group, Inc.

[•] Shares of Class A Common Stock

Underwriting Agreement

[•], 2021

Goldman Sachs & Co. LLC and

J.P. Morgan Securities LLC

As representatives (the “Representatives”) of the several Underwriters named in Schedule I hereto,

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

Shoals Technologies Group, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated in this agreement (this “Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of [•] shares of Class A common stock, par value $0.001 per share (“Stock”), of the Company; and the selling stockholder of the Company named in Schedule II hereto (the “Selling Stockholder”) proposes, subject to the terms and conditions stated in this Agreement, to sell to the Underwriters an aggregate of [•] shares and, at the election of the Underwriters, up to [•] additional shares of Stock. The aggregate of [•] shares to be sold by the Company and the Selling Stockholder is herein called the “Firm Shares” and the aggregate of [•] additional shares to be sold by the Selling Stockholder is herein called the “Optional Shares”. The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Shares”.

The transactions described in the Pricing Prospectus (as defined below) under “Organizational Structure—Transactions” are referred to collectively as the “Reorganization Transactions.” The documents set forth on Schedule III hereto, which have been, or will be, amended and restated or entered into, as applicable, pursuant to the Reorganization Transactions, are referred to as the “Reorganization Documents.” Any term used and not defined herein shall have the meaning ascribed to such term in the Pricing Prospectus.

The net proceeds received by the Company from the sale of the Shares pursuant to this Agreement will be used to finance the prepayment of Shoals Parent LLC (“Parent”) debt and the Company’s purchase of the common units of Shoals Parent LLC (the “LLC Interests”) at a price per unit equal to the initial public offering price per share of Stock, from certain direct or indirect holders of LLC Interests (the “Continuing Equity Owners”) at the price equal to the purchase price paid by the Underwriters for the Shares as set out in Section 2 hereof and as further described in the “Use of Proceeds” section of the Pricing Prospectus.

1. (a) Each of the Company and Parent represents and warrants to, and agrees with, each of the Underwriters that:

(i) A registration statement on Form S–1 (File No. 333-[•]) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to the Representatives, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and, to the Company’s or Parent’s knowledge, no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(a)(iii) hereof) is hereinafter called the “Pricing Prospectus”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act or Rule 163B under the Act is hereinafter called a “Testing-the-Waters Communication”; any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act is hereinafter called a “Written Testing-the-Waters Communication”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);

(ii) (A) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and (B) each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined in Section 9(c) of this Agreement);

(iii) For the purposes of this Agreement, the “Applicable Time” is [—:—] p.m. (Eastern time) on the date of this Agreement; the Pricing Prospectus, as supplemented by the information listed on Schedule IV(c) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not, and as of each the Time of Delivery (as defined in Section 4(a) of this Agreement) will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus and each Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus, and each Issuer Free Writing Prospectus and each Written Testing-the-Waters Communication, as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not, and as of each Time of Delivery, will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(iv) No documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth in Schedule IV(b) hereto;

(v) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, and as of each Time of Delivery, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(vi) None of the Company, Parent and any of Parent’s direct or indirect subsidiaries (the “Subsidiaries”) has, since the date of the latest audited financial statements included in the Pricing Prospectus, (i) sustained any material loss or interference with its business, taken as a whole, from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company, Parent and the Subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company, Parent and the Subsidiaries taken as a whole, in each case otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been (x) any change in the capital stock (other than as a result of (i) the exercise or settlement (including any “net” or “cashless” exercises or settlements), if any, of stock options, restricted stock units, incentive units or other equity awards or the award, if any, of stock options, restricted stock, restricted stock units, incentive units or other equity awards in the ordinary course of business pursuant to the Company’s and Parent’s equity plans that are described in the Pricing Prospectus and the Prospectus or (ii) the issuance, if any, of stock upon the exercise or conversion of Company’s and Parent’s securities as described in the Pricing Prospectus and the Prospectus) or, except as disclosed in or contemplated by the Pricing Prospectus and the Prospectus, long-term debt of the Company,

Parent or the Subsidiaries or (y) any Material Adverse Effect (as defined below); as used in this Agreement, “Material Adverse Effect” shall mean any material adverse change or effect, or any development involving a prospective material adverse change or effect, in or affecting (i) the business, properties, general affairs, management, financial position, stockholders’ equity or results of operations of the Company, Parent or the Subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Prospectus, or (ii) the performance by the Company and Parent of the obligations under this Agreement, including the issuance and sale of the Shares, or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus;

(vii) The Company, Parent and the Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all material personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or such as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and any real property and buildings held under lease by the Company, Parent and the Subsidiaries are held by them under, to the Company’s, Parent’s and the Subsidiaries’ knowledge, valid, subsisting and enforceable leases (subject to the effects of (A) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights or remedies of creditors generally; (B) the application of general principles of equity (including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether enforcement is considered in proceedings at law or in equity); and (C) applicable law and public policy with respect to rights to indemnity and contribution) with such exceptions as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(viii) Each of the Company, Parent and the Subsidiaries has been (i) duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus, and (ii) duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except, in the case of this clause (ii), where the failure to be so qualified, validly existing or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and each subsidiary of the Company that is a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X under the Act has been listed in the Registration Statement;

(ix) (i) The Company has an authorized capitalization as set forth in the Pricing Prospectus; (ii) all of the Stock has been duly and validly authorized and (x) in the case of the Shares, when issued and delivered against payment therefor as provided herein and (y) in the case of the Stock to be issued pursuant to the Reorganization Transactions, upon the consummation of the Reorganization Transactions, will be duly and validly issued, fully paid and non-assessable and conform in all material respects to the Description of Capital Stock contained in the Pricing Prospectus and the Prospectus; (iii) all of the issued equity interests of Parent have been duly and validly authorized and issued; and (iv) all of the LLC Interests have been duly and validly authorized and, upon the consummation of the Reorganization Transactions, will be duly and validly issued;

(x) The Shares to be issued and sold by the Company have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform, in all material respects, to the description of the Stock contained in the Pricing Disclosure Package and the Prospectus; and the issuance of the Shares is not subject to any preemptive or similar rights;

(xi) The execution, delivery and performance of this Agreement, the issuance and sale of the Shares (and the application of the proceeds thereof as described under the caption “Use of Proceeds” in the Pricing Prospectus and the Prospectus) and compliance with the terms and provisions thereof and, to the extent applicable, the compliance by the Company, Parent and each Subsidiary with the Reorganization Documents, and the consummation of the transactions contemplated in this Agreement and the Pricing Prospectus, including the consummation of the Reorganization Transactions, will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company, Parent or any Subsidiary is bound or to which any of the property or assets of the Company, Parent or any Subsidiary is subject, (B) the certificate of incorporation or bylaws (or other applicable organizational document) of the Company or any of its subsidiaries, or (C) any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, Parent or any Subsidiary or any of their properties, except, in the case of clauses (A) and (C) for such conflicts, defaults, breaches, or violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue of the Shares to be sold by the Company and the sale of the Shares or the consummation by the Company, Parent or any Subsidiary of the transactions contemplated by this Agreement, except such as have been obtained under the Act, the approval by the Financial Industry Regulatory Authority (“FINRA”) of the underwriting terms and arrangements, the approval for listing of the Shares on the Exchange (as defined below) and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

(xii) None of the Company, Parent or any Subsidiary is (i) in violation of its certificate of incorporation or bylaws (or other applicable organizational document), (ii) in violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of the foregoing clauses (ii) and (iii), for such defaults as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(xiii) The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Stock, under the caption “Material U.S. Federal Income Tax Considerations for Non-U.S. Holders of Class A Common Stock”, and under the caption “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

(xiv) Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company, Parent or any Subsidiary or, to the Company’s or Parent’s knowledge, any officer or director of the Company or Parent is a party or of which any property or assets of the Company, Parent or any Subsidiary or, to the Company’s and Parent’s knowledge, any officer or director of the Company or Parent is the subject which, if determined adversely to the Company, Parent or any Subsidiary (or such officer or director), would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and, to the Company’s and Parent’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others;

(xv) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, will not be an “investment company” required to be registered as such under the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder (the “Investment Company Act”);

(xvi) At the time of filing the Initial Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares, and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Act;

(xvii) BDO USA, LLP, which has audited certain financial statements of the Company, Parent and the Subsidiaries, is an independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

(xviii) The Company and Parent maintain a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) that (i) complies with the requirements of the Exchange Act, (ii) has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and (iii) is sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and except as disclosed in the Pricing Prospectus, the Company’s and Parent’s internal control over financial reporting is effective and neither the Company nor the Parent is aware of any material weaknesses in its internal control over financial reporting;

(xix) Except as disclosed in the Pricing Prospectus, since the date of the latest audited financial statements included in the Pricing Prospectus, there has been no change in the Company’s or Parent’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s or Parent’s, as applicable, internal control over financial reporting;

(xx) Except as disclosed in the Pricing Prospectus, the Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and the Subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(xxi) This Agreement has been duly authorized, executed and delivered by the Company and Parent;

(xxii) None of the Company, Parent or the Subsidiaries nor, to the knowledge of the Company, Parent or any Subsidiary, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company, Parent or the Subsidiaries has in the last five years (i) made, offered, promised or authorized any unlawful contribution, gift, entertainment or other unlawful expense (or taken any act in furtherance thereof); (ii) made, offered, promised or authorized any direct or indirect unlawful payment; or (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law;

(xxiii) The operations of the Company, Parent and the Subsidiaries are and have been conducted in the last five years in compliance with the requirements of applicable anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and the anti-money laundering laws of the various jurisdictions in which the Company, Parent and the Subsidiaries conduct business (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, Parent and the Subsidiaries, threatened;

(xxiv) None of the Company, Parent or the Subsidiaries nor, to the knowledge of the Company, Parent or any Subsidiary, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person,” the European Union, Her Majesty’s Treasury, the United Nations Security Council, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company, Parent or any Subsidiary located, organized, or resident in a country or territory that is itself the subject or target of Sanctions, and the Company, Parent and the Subsidiaries will not directly or, knowingly, indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions;

(xxv) The financial statements included in the Registration Statement, the Pricing Prospectus and the Prospectus, together with the related schedules and notes, present fairly, in all material respects, the financial position of the Company, Parent and the Subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly, in all material respects and in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. The pro forma financial statements and the related notes thereto included in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the basis described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the Pricing Prospectus or the Prospectus under the Act or the rules and regulations promulgated thereunder. All disclosures contained in the Registration Statement, the Pricing Prospectus and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable;

(xxvi) From the time of initial confidential submission of a registration statement relating to the Shares with the Commission through the date hereof, the Company has been and is an “emerging growth company” as defined in Section 2(a)(19) of the Act (an “Emerging Growth Company”);

(xxvii) The Company, Parent and the Subsidiaries own or have a valid right to use all patents, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names and all other worldwide intellectual property and proprietary rights (including all registrations and applications for registration of, and all goodwill associated with, any of the foregoing) (collectively, “Intellectual Property Rights”), in each case, to the extent used in or reasonably necessary to the conduct of their respective businesses as now conducted by them, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The material Intellectual Property Rights owned by the Company, Parent and the Subsidiaries and, to the Company’s, Parent’s and the Subsidiaries’ knowledge, the material Intellectual Property Rights exclusively licensed to the Company, Parent and the Subsidiaries, are subsisting and, to the Company’s, Parent’s and the Subsidiaries’ knowledge, any such Intellectual Property Rights that have been registered are valid and enforceable, and there is no pending or, to the Company’s, Parent’s and the Subsidiaries’ knowledge, threatened action, suit, proceeding or written claim by others against the Company, Parent or any Subsidiary challenging the validity, scope or enforceability of, or any rights of the Company or any of its subsidiaries in, any such Intellectual Property Rights, except for office actions or similar communications in connection with the ordinary course prosecution of any such Intellectual Property Rights. Neither the Company, Parent nor any Subsidiary has received any written pending claim against the Company, Parent and the Subsidiaries alleging any infringement, misappropriation or other violation of Intellectual Property Rights of a third party by the Company, Parent and the Subsidiaries, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the Company’s, Parent’s and the Subsidiaries’ knowledge, no third party is infringing, misappropriating or otherwise violating, or has infringed, misappropriated or otherwise violated in the past six (6) years, any Intellectual Property Rights owned by the Company, Parent and the Subsidiaries except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the Company’s, Parent’s and the Subsidiaries’ knowledge, neither the Company, Parent nor any Subsidiary infringes, misappropriates or otherwise violates, or has infringed, misappropriated or otherwise violated in the past six (6) years, any Intellectual Property Rights of any third party except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All employees or contractors engaged in the development of material Intellectual Property Rights currently used in or reasonably necessary to the conduct of the businesses of the Company, Parent and the Subsidiaries, on behalf of the Company, Parent or any Subsidiary have executed an invention assignment agreement whereby such employees or contractors presently assign all of their right, title and interest in and to such Intellectual Property Rights to the Company, Parent or any Subsidiary, and to the Company’s, Parent’s and the Subsidiaries’ knowledge, no such agreement has been materially breached or violated. The Company, Parent and the Subsidiaries use, and have used, reasonable efforts to maintain the confidentiality of all material Intellectual Property Rights owned by the Company, Parent and the Subsidiaries the value of which to the Company, Parent or any Subsidiary is contingent upon maintaining the confidentiality thereof, and to the Company’s, Parent’s and the Subsidiaries’ knowledge, no such Intellectual Property Rights have been disclosed other than to employees, representatives and agents of the Company, Parent or the Subsidiaries or other persons, all of whom are bound by written confidentiality agreements or legally binding professional responsibilities, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(xxviii) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (A) the Company, Parent and the Subsidiaries have in the past five (5) years complied and are presently in compliance with all of its internal and external privacy policies, its contractual obligations, applicable laws, statutes, judgments, orders, rules and regulations of any court or arbitrator or other governmental or regulatory authority and any other legal obligations, in each case, to the extent binding on the Company, Parent and the Subsidiaries and relating to the collection, use, transfer, import, export, storage, protection, disposal and disclosure by the Company, Parent and the Subsidiaries of, to the extent protected by applicable law or otherwise governed by a legal contractual obligation of the Company, Parent and the Subsidiaries, personal or personally identifiable data or information or other regulated personal information (“Data Security Obligations”, and such data and information, “Personal Data”); (B) the Company and its subsidiaries have not received any written pending claim of or written pending complaint regarding non-compliance with any Data Security Obligation by the Company, Parent and the Subsidiaries; and (C) there is no action, suit or proceeding by or before any court or governmental agency, authority or body pending or, to the Company’s, Parent’s or the Subsidiaries’ knowledge, threatened, against the Company, Parent, or any Subsidiary, alleging non-compliance with any Data Security Obligations by the Company, Parent or any Subsidiary;

(xxix) The Company’s, Parent’s and the Subsidiaries’ respective information technology assets and equipment, computers, information technology systems, networks, hardware, software, websites, applications, data and databases (including Personal Data and the confidential data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by or on behalf of the Company, Parent and the Subsidiaries) used in connection with the operation of the Company’s, Parent’s and the Subsidiaries’ respective businesses (“IT Systems and Data”) are adequate in all material respects for, and operate and perform in all material respects as required in connection with the operation of the business of the Company’s, Parent’s and the Subsidiaries’ as currently conducted. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company, Parent and the Subsidiaries have taken reasonable steps to protect the IT Systems and Data, and without limiting the foregoing, the Company, Parent and the Subsidiaries have used reasonable efforts to establish and maintain, and have established, maintained, implemented and complied with, reasonable information technology, information security, cyber security and data protection controls, policies and procedures designed to protect against and prevent breach, loss, misappropriation, or unauthorized distribution, use, access, disablement, destruction or modification, or other compromise or misuse of or relating to any IT Systems and Data (“Breach”). To the knowledge of the Company, Parent and the Subsidiaries, there has been no such Breach in the past five (5) years, except for such Breach that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and

(b) The Selling Stockholder represents and warrants to, and agrees with, each of the Underwriters and the Company and Parent that:

(i) All consents, approvals, authorizations and orders necessary for the execution and delivery by the Selling Stockholder of this Agreement, and for the sale and delivery of the Shares to be sold by the Selling Stockholder hereunder, have been obtained; except for such consents, approvals, authorizations and orders as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters, the approval of the underwriting terms and arrangements by FINRA or the approval for listing on Nasdaq and except where the failure to obtain any such consent, approval, authorization or order would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the ability of such Selling Stockholder to consummate the transactions contemplated by this Agreement; and such Selling Stockholder has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares to be sold by the Selling Stockholder hereunder;

(ii) The sale of the Shares to be sold by the Selling Stockholder hereunder and the compliance by the Selling Stockholder with this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the property or assets of the Selling Stockholder is subject, nor will such action result in any violation of the provisions of the Partnership Agreement of the Selling Stockholder (or similar applicable organizational document) or any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Selling Stockholder or any of its subsidiaries or any property or assets of the Selling Stockholder, except for any such conflict, breach, violation or default that would not, individually or in the aggregate, affect the validity of the Shares to be sold by the Selling Stockholder or reasonably be expected to materially impair the ability of the Selling Stockholder to consummate the transactions contemplated by this Agreement; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental body or agency is required for the performance by the Selling Stockholder of its obligations under this Agreement and the consummation by the Selling Stockholder of the transactions contemplated by this Agreement in connection with the Shares to be sold by the Selling Stockholder hereunder, except the registration under the Act of the Shares and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters or such that, if not obtained, would not, individually or in the aggregate, affect the validity of the Shares to be sold by the Selling Stockholder or reasonably be expected to materially adversely affect the ability of the Selling Stockholder to consummate the transactions contemplated by this Agreement;

(iii) The Selling Stockholder has, and immediately prior to each Time of Delivery (as defined in Section 4 hereof) the Selling Stockholder will have, good and valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Shares to be sold by the Selling Stockholder hereunder at such Time of Delivery, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters;

(iv) On or prior to the date of the Pricing Prospectus, the Selling Stockholder has executed and delivered to the Underwriters an agreement substantially in the form of Annex II hereto;

(v) The Selling Stockholder has not taken and will not take, directly or indirectly, any action that is designed to or that has constituted or might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(vi) To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company in writing by the Selling Stockholder pursuant to Items 7 and 11(m) of Form S–1 expressly for use therein (the “Selling Stockholder Information”), such Registration Statement and Preliminary Prospectus did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading it being understood and agreed for the purposes of this Agreement, the Selling Stockholder Information for such Selling Stockholder consists only of (A) such Selling Stockholder’s legal name, address and Stock beneficially owned by such Selling Stockholder before and after the offering contemplated hereby and (B) the other information with respect to such Selling Stockholder (excluding percentages) which appear under the caption “Principal and Selling Stockholders” in the Preliminary Prospectus;

(vii) The Selling Stockholder will deliver to the Representatives prior to or at the First Time of Delivery a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof); and

(viii) The Selling Stockholder will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of comprehensive Sanctions, or in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions, or (ii) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any Money Laundering Laws or any applicable anti-bribery or anti-corruption laws.

2. Subject to the terms and conditions herein set forth, the Company and the Selling Stockholder agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and the Selling Stockholder, at a purchase price per share of $[•], the number of Firm Shares (to be adjusted by the Representatives so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by the Company and the Selling Stockholder as set forth opposite their respective names in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from the Company and the Selling Stockholder hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Selling Stockholder, as and to the extent indicated in Schedule II hereto agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Selling Stockholder, at the purchase price per share set forth in clause (a) of this Section 2 (provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares), that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by the Representatives so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Selling Stockholder, as and to the extent indicated in Schedule II hereto, hereby grants to the Underwriters the right to purchase at their election up to [•] Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares (provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares). Any such election to purchase Optional Shares shall be made in proportion to the maximum number of Optional Shares to be sold by the Selling Stockholder as set forth in Schedule II hereto. Any such election to purchase Optional Shares may be exercised only by written notice from the Representatives to the Company and the Selling Stockholder, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by the Representatives but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless the Representatives and the Company and the Selling Stockholder otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3. Upon the authorization by the Representatives of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

4. (a) The Shares to be purchased by each Underwriter hereunder, in definitive or book-entry form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company and the Selling Stockholder shall be delivered by or on behalf of the Company and the Selling Stockholder to the Representatives, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the accounts specified by the Company and the Selling Stockholder to the Representatives at least forty-eight hours in advance. The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York time, on [•], 2021 or such other time and date as the Representatives, the Company and the Selling Stockholder may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by the Representatives in each written notice given by the Representatives of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representatives, the Selling Stockholder may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, each such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 8(l) hereof will be delivered at the offices of Davis Polk & Wardwell LLP located at 450 Lexington Avenue, New York, NY 10017 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 3:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

(c) Each of the Company, Parent and the Selling Stockholder acknowledges and agrees that the Representatives and the other Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company, Parent and the Selling Stockholder with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, Parent, the Selling Stockholder or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Company, Parent, the Selling Stockholder or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company, Parent and the Selling Stockholder shall consult with their own advisors concerning such matters and each shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and neither the Representatives nor any other Underwriter shall have any responsibility or liability to the Company, Parent or the Selling Stockholder with respect thereto. Any review by the Representatives and the other Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representatives and the other Underwriters and shall not be on behalf of the Company or the Selling Stockholder. Moreover, the Selling Stockholder acknowledges and agrees that, although the Representatives may be required or choose to provide the Selling Stockholder with certain Regulation Best Interest and Form CRS disclosures in connection with the offering, the Representatives and the other Underwriters are not making a recommendation to any Selling Stockholder to participate in the offering, enter into a “lock-up” agreement, or sell any Shares at the price determined in the offering, and nothing set forth in such disclosures is intended to suggest that the Representatives or any Underwriter is making such a recommendation.

5. The Company agrees with each of the Underwriters:

(a) To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be disapproved by the Representatives promptly after reasonable notice thereof; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish the Representatives with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation (where not otherwise required) or to file a general consent to service of process in any jurisdiction (where not otherwise required);

(c) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as the Representatives may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify the Representatives and upon their request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon the Representatives’ request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as the Representatives may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d) To make generally available to its securityholders as soon as practicable (which may be satisfied by filing with the Commission’s Electronic Data Gathering Analysis and Retrieval System (“EDGAR”)), but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e) (i) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus (the “Company Lock-Up Period”), not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with or confidentially submit to the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase shares of Stock or any LLC interests or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing; provided that confidential or non-public submissions to the Commission of any registration statements under the Act may be made if (w) no public announcement of such confidential or non-public submission shall be made, (x) if any demand was made for, or any right exercised with respect to, such registration of shares of Stock or securities convertible, exercisable or exchangeable into Stock, no public announcement of such demand or exercise of rights shall be made, (y) the Company shall provide written notice at least three business days prior to such confidential or non-public submission to Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC and (z) no such confidential or non-public submission shall become a publicly filed registration statement during the Company Lock-Up Period, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or any LLC Interests or any such other securities, in cash or otherwise (other than (a) the Shares to be sold hereunder or pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement, (b) the issuance by the Company of shares of Stock, options to purchase shares of Stock, including nonqualified stock options and incentive stock options, and other equity incentive compensation, including restricted stock or restricted stock units, stock appreciation rights, dividend equivalents and Stock-based awards, pursuant to equity plans described in the Pricing Prospectus and the Prospectus, (c) any shares of Stock issued upon the exercise of options or the settlement of restricted stock units or other equity-based compensation described in clause (b) granted under such equity plans described in the Pricing Prospectus and the Prospectus, or under equity plans or similar plans of companies acquired by the Company in effect on the date of acquisition, (d) the filing by the Company of any registration statement on Form S-8 with the Commission relating to the offering of securities pursuant to the terms of such equity plans described in the Pricing Prospectus and the Prospectus, (e) the issuance by the Company of shares of Stock or securities convertible into shares of Stock in connection with an acquisition or business combination, provided that the aggregate number of shares of Stock issued pursuant to this clause (e) during the Lock-Up Period shall not exceed 10% of the total number of shares of Stock issued and outstanding on the closing date of the offering, and provided further that, in the case of any issuance pursuant to this clause (e), any recipient of shares of Stock shall have executed and delivered to the Representatives a lock-up letter as described in Section 8(i)), without the prior written consent of Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC;

(ii) If Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC in their sole discretion, agree to release or waive the restrictions in lock-up letters pursuant to Section 1(b)(iv) or Section 8(j) hereof, in each case for an officer or director of the Company, and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Annex I hereto through a major news service at least two business days before the effective date of the release or waiver;

(f) During a period of three years from the effective date of the Registration Statement, to furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail; provided, however, that the Company may satisfy the requirements of this Section 5(f) by filing such information through EDGAR;

(g) During a period of three years from the effective date of the Registration Statement, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act, to furnish to the Representatives copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to the Representatives as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; provided, however, that the Company may satisfy the requirements of this Section 5(g) by filing such information through EDGAR;

(h) To use the net proceeds received from the sale of the Shares pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;

(i) To use its reasonable best efforts to list for trading, subject to official notice of issuance, the Shares on the Nasdaq Stock Market (the “Exchange”);

(j) To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act;

(k) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 3a(c) of the Commission’s Informal and Other Procedures (16 CFR 202.3a);

(l) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “Underwriter Use”); provided, however, that the Underwriter Use shall be solely for the purpose described above, is permitted without any fee and may not be assigned or transferred or extended to any person other than such Underwriter; and

(m) To promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Shares within the meaning of the Act and (ii) the last Time of Delivery.

6. (a) Each of the Company and Parent represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; the Selling Stockholder represents and agrees that, without the prior consent of the Company, Parent and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; and each Underwriter represents and agrees that, without the prior consent of the Company, Parent and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus required to be filed with the Commission; any such free writing prospectus the use of which has been consented to by the Company, Parent and the Representatives is listed on Schedule IV(a) hereto;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show;

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus or Written Testing-the-Waters Communication any event occurred or occurs as a result of which such Issuer Free Writing Prospectus or Written Testing-the-Waters Communication would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus, Written Testing-the-Waters Communication or other document which will correct such conflict, statement or omission;

(d) The Company represents and agrees that (i) it has not engaged in, or authorized any other person to engage in, any Testing-the-Waters Communications, other than Testing-the-Waters Communications with the prior consent of the Representatives with entities that the Company reasonably believes are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Act; and (ii) it has not distributed, or authorized any other person to distribute, any Written Testing-the-Waters Communication, other than those distributed with the prior consent of the Representatives that are listed on Schedule IV(d) hereto; and the Company reconfirms that the Underwriters have been authorized to act on its behalf in engaging in Testing-the-Waters Communications;

(e) Each Underwriter represents and agrees that any Testing-the-Waters Communications undertaken by it were with entities that such Underwriter reasonably believes are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), (a)(8) or (a)(10) under the Act.

7. The Company agrees with the several Underwriters that (a) the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any

Preliminary Prospectus, any Written Testing-the-Waters Communication, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) reasonable and documented expenses incurred in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable and documented fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Shares on the Exchange; and (v) reasonable and documented filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by the Financial Industry Regulatory Authority (“FINRA”) of the terms of the sale of the Shares; (b) the Company will pay or cause to be paid: (i) the cost of preparing stock certificates; if applicable (ii) the cost and charges of any transfer agent or registrar, and (iii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section; and (c) the Selling Stockholder will pay or cause to be paid all costs and expenses incident to the performance of the Selling Stockholder’s obligations hereunder which are not otherwise specifically provided for in this Section, including (i) any fees and expenses of counsel for the Selling Stockholder, (ii) [reserved], and (iii) reasonable and documented expenses and taxes incident to the sale and delivery of the Shares to be sold by the Selling Stockholder to the Underwriters hereunder. In connection with clause (c)(iii) of the preceding sentence, the Representatives agree to pay New York State stock transfer tax, and the Selling Stockholder agrees to reimburse the Representatives for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated. It is understood, however, that the Company shall bear, and the Selling Stockholder shall not be required to pay or to reimburse the Company for, the cost of any other matters not directly relating to the sale and purchase of the Shares pursuant to this Agreement, and that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay (i) all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make, and (ii) in connection with any “road show” undertaken in connection with the marketing of the offering of the Shares, the travel, lodging and meal expenses of the Underwriters; provided, however, the Representatives and the Company agree that the Underwriters shall pay or cause to be paid fifty percent (50%) of the cost of any aircraft chartered in connection with such road show.

8. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company, Parent and the Selling Stockholder herein are, at and as of the Applicable Time and such Time of Delivery, true and correct, the condition that the Company and the Selling Stockholder shall have performed all of its and their obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or, to the Company’s knowledge, threatened by the Commission no stop order suspending or preventing the use of the Pricing Prospectus, Prospectus or any Issuer Free Writing Prospectus shall have been initiated or, to the Company’s knowledge, threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction;

(b) Davis Polk & Wardwell LLP, counsel for the Underwriters, shall have furnished to the Representatives such written opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to the Representatives, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Kirkland & Ellis LLP, counsel for the Company, shall have furnished to the Representatives their written opinion and negative assurance letter in form and substance reasonably satisfactory to the Representatives, dated such Time of Delivery; and

(d) Counsel for the Selling Stockholder shall have furnished to the Representatives its written opinion with respect to the Selling Stockholder in form and substance reasonably satisfactory to the Representatives, dated such Time of Delivery;

(e) On the date of the Prospectus upon the execution of this Agreement, at [—:—] a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, BDO USA, LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance reasonably satisfactory to you;

(f) [reserved];

(g) (i) Neither the Company, Parent nor any Subsidiary, taken as a whole, shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock or long-term debt of the Company, Parent or any Subsidiary or any change or effect, or any development involving a prospective change or effect, in or affecting (x) the business, properties, general affairs, management, financial position, stockholders’ equity or results of operations of the Company, Parent or any Subsidiary, taken as a whole, except as set forth or contemplated in the Pricing Prospectus, or (y) the ability of the Company, Parent or any Subsidiary to perform their obligations under this Agreement, including the issuance and sale of the Shares, or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(h) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the debt securities of the Company, Parent or any Subsidiary by any “nationally recognized statistical rating organization”, as defined in Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the debt securities of the Company, Parent or any Subsidiary;

(i) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(j) The Shares to be sold at such Time of Delivery shall have been duly listed, subject to official notice of issuance, on the Exchange;

(k) The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from each stockholder of the Company listed on Schedule V hereto, substantially to the effect set forth in Annex II hereto in form and substance satisfactory to you;

(l) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the second New York Business Day next succeeding the date of this Agreement;

(m) Each of the Company, Selling Stockholder and Parent shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company, Selling Stockholder and Parent, respectively, satisfactory to you as to the accuracy of the representations and warranties of the Company, Selling Stockholder and Parent, respectively, herein at and as of such Time of Delivery, as to the performance in all material respects (except to the extent already qualified by materiality) by the Company, Selling Stockholder and Parent of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, as to such other matters as you may reasonably request, and the Company and Parent shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (e) of this Section 8;

(n) The Reorganization Transactions shall have been completed prior to or simultaneously with the First Time of Delivery, on the terms set forth in the Pricing Prospectus under “Organizational Structure—Transactions”; and

(o) At each Time of Delivery, the Company and Parent shall have furnished or caused to be furnished to you certificates of the Chief Financial Officer of the Company and Parent, dated the respective dates of delivery thereof, in form and substance reasonably satisfactory to you.

9. (a) The Company, Parent and the Selling Stockholder, jointly and severally, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “roadshow” as defined in Rule 433(h) under the Act (a “roadshow”), any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company, Parent and the Selling

Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any Testing-the-Waters Communication, in reliance upon and in conformity with the Underwriter Information.

(b) The Selling Stockholder, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any roadshow or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, or any roadshow or any Testing-the-Waters Communication, in reliance upon and in conformity with written information furnished to the Company by the Selling Stockholder expressly for use therein; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any amendment or supplement thereto or any Issuer Free Writing Prospectus in reliance upon and in conformity with the Underwriter Information; provided, further, that the liability of such Selling Stockholders pursuant to this subsection (b) shall not exceed the net proceeds after underwriting commissions and discounts but before deducting expenses from the sale of Shares sold by the Selling Stockholder hereunder.

(c) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company, Parent and the Selling Stockholder against any losses, claims, damages or liabilities to which the Company, Parent or the Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow, or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow, or any Testing-the-Waters Communication, in reliance upon and in conformity with the Underwriter Information; and will reimburse the Company, Parent and the Selling Stockholder for any legal or other expenses reasonably incurred by the Company, Parent or the Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred. As used in this Agreement with respect to an

Underwriter and an applicable document, “Underwriter Information” shall mean the written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the [•] paragraph under the caption “Underwriting”, and the information contained in the [•], [•] and [•] paragraphs under the caption “Underwriting”.

(d) Promptly after receipt by an indemnified party under subsection (a) (b) or (c) of this Section 9 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under the preceding paragraphs of this Section 9. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred and documented by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company, Parent and the Selling Stockholder on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, Parent and the Selling Stockholder on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company, Parent and the Selling Stockholder on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company, Parent and the Selling Stockholder bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, Parent or the Selling Stockholder on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, Parent the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

(f) The obligations of the Company, Parent and the Selling Stockholder under this Section 9 shall be in addition to any liability which the Company, Parent and the Selling Stockholder may otherwise have and shall extend, upon the same terms and conditions, to each employee, officer and director of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer or other affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and Parent (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company and Parent) and to each person, if any, who controls the Company, Parent or any Selling Stockholder within the meaning of the Act.

10. (a) If any Underwriter shall default in its obligation to purchase the Shares that it has agreed to purchase hereunder at a Time of Delivery, the Representatives may in their discretion arrange for the Representatives or another party or other parties satisfactory to the Company to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Shares, then the Company and the Selling Stockholder shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Shares on such terms. In the event that, within the respective prescribed periods, the Representatives notify the Company and the Selling Stockholder that the Representatives have so arranged for the purchase of such Shares, or the Company or the Selling Stockholder notifies the Representatives that it has so arranged for the purchase of such Shares, the Representatives or the Company or the Selling Stockholder shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the Representatives’ opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representatives, the Company and the Selling Stockholder as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company and the Selling Stockholder shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representatives, the Company and the Selling Stockholder as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Company and the Selling Stockholder shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement(or, with respect to a Second Time of Delivery, the obligations of the Underwriters to purchase and of the Selling Stockholder to sell the Optional Shares shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholder, except for the expenses to be borne by the Company, the Selling Stockholder and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11. The respective indemnities, agreements, representations, warranties and other statements of the Company, Parent, the Selling Stockholder and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, Parent, or any of the Selling Stockholder, or any officer or director or controlling person of the Company, Parent or any controlling person of any Selling Stockholder, and shall survive delivery of and payment for the Shares.

12. If this Agreement shall be terminated pursuant to Section 10 hereof, neither the Company, Parent nor the Selling Stockholder shall then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason any Shares are not delivered by or on behalf of the Company, Parent and the Selling Stockholder as provided herein, or the Underwriters decline to purchase the Shares for any reason permitted under this Agreement, then the Company, Parent and the Selling Stockholder pro rata (based on the number of Shares to be sold by the Company, Parent and the Selling Stockholder hereunder) will reimburse the Underwriters through the Representatives for all documented out-of-pocket expenses approved in writing by the Representatives, including reasonably incurred and documented fees and disbursements of counsel, reasonably incurred and documented by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company, Parent and the Selling Stockholder shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13. The Company, Parent and the Selling Stockholder acknowledge and agree that (a) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the initial public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, Parent and the Selling Stockholder, on the one hand, and the several Underwriters, on the other hand, and does not constitute a recommendation, investment advice, or solicitation of any action by the Underwriters, (b) in connection with the offering of the Shares and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or any of its subsidiaries, Parent or any Selling Stockholder, or its respective stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company, Parent or the Selling Stockholder with respect to the offering of the Shares or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any of its subsidiaries, Parent or the Selling Stockholder on other matters) and no Underwriter has any obligation to the Company, Parent or the Selling Stockholder with respect to the offering of the Shares except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of each of the Company, Parent and the Selling Shareholder, (e) the Underwriters have not provided any legal, accounting, regulatory, investment or tax advice with respect to the offering of the Shares and the Company, Parent and the Selling Stockholder have consulted its own respective legal, accounting, financial, regulatory and tax advisors to the extent it deemed appropriate, and (f) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice or solicitation of any action by the Underwriters with respect to any entity or natural person.

14. In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives jointly or by Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC on behalf of the Representatives.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Selling Stockholder, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Registration Department; and to J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Equity Syndicate Desk (Fax: (212) 622-8358); if to any Selling Stockholder shall be delivered or sent by mail, telex or facsimile transmission to counsel for the Selling Stockholder at its address set forth in Schedule II hereto; if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth on the cover of the Registration Statement, Attention: [General Counsel]; and if to any stockholder that has delivered a lock-up letter described in Section 8(j) hereof shall be delivered or sent by mail to his or her respective address provided in Schedule V hereto or such other address as such stockholder provides in writing to the Company; provided, however, that any notice to an Underwriter pursuant to Section 9(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling

Stockholder by the Representatives on request; provided further that notices under subsection 5(e) shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the Representatives at Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Control Room; and at J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Equity Syndicate Desk (Fax: (212) 622-8358). Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

15. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company, Parent and the Selling Stockholder and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company, Parent, any Selling Stockholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

16. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

17. Each of the Company, Parent and the Selling Stockholder acknowledge and agree that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction among the Company, Parent and the Selling Stockholder, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, Parent or any Selling Stockholder, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company, Parent or any Selling Stockholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company, Parent or any Selling Stockholder on other matters) or any other obligation to the Company, Parent or any Selling Stockholder except the obligations expressly set forth in this Agreement and (iv) each of the Company, Parent and the Selling Stockholder has consulted its own legal and financial advisors to the extent it deemed appropriate. Each of the Company, Parent and the Selling Stockholder agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, Parent or any Selling Stockholder, in connection with such transaction or the process leading thereto.

18. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, Parent, the Selling Stockholder and the Underwriters, or any of them, with respect to the subject matter hereof.

19. This Agreement and any transaction contemplated by this Agreement and any claim, controversy or dispute arising under or related thereto shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would result in the application of any other law than the laws of the State of New York. The parties agree that any suit or proceeding arising in respect of this Agreement or any transaction contemplated by this Agreement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company and the Selling Stockholder agree to submit to the jurisdiction of, and to venue in, such courts.

20. Each of the Company, Parent, the Selling Stockholder and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

21. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

22. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

23. Notwithstanding anything herein to the contrary, the Company, Parent and the Selling Stockholder are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company, Parent and the Selling Stockholder relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

24. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) As used in this section:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with the Representatives’ understanding, the Representatives should please sign and return to us counterparts hereof, and upon the acceptance hereof by the Representatives, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company, Parent and the Selling Stockholder. It is understood that the Representatives’ acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company, Parent and the Selling Stockholder for examination, upon request, but without warranty on the Representatives’ part as to the authority of the signers thereof.

Very truly yours,

Shoals Technologies Group, Inc.

By:
Name:
Title:

Shoals Parent LLC

By:
Name:
Title:

Oaktree Power Opportunities Fund IV (Delaware) Holdings, L.P.

By:
Name:
Title:

Accepted as of the date hereof in New York, New York

Goldman Sachs & Co. LLC

By:
Name:
Title:

Accepted as of the date hereof in New York, New York

J.P. Morgan Securities LLC

By:
Name:
Title:

On behalf of each of the Underwriters

SCHEDULE I

Underwriter	Total Number of Firm Shares to be Purchased		Number of Optional Shares to be Purchased if Maximum Option Exercised
Goldman Sachs & Co. LLC	[	•]	[	•]
J.P. Morgan Securities LLC	[	•]	[	•]
Guggenheim Securities, LLC	[	•]	[	•]
UBS Securities LLC	[	•]	[	•]
[•]	[	•]	[	•]

Total	[	•]	[	•]

2

SCHEDULE II

	Total Number of Firm Shares to be Sold		Number of Optional Shares to be Sold if Maximum Option Exercised
Oaktree Power Opportunities Fund IV (Delaware) Holdings, L.P.	[	•]	[	•]

Total	[	•]	[	•]

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SCHEDULE III

1.	Amended and Restated Limited Liability Company Agreement of Shoals Parent LLC.

2.

Registration Rights Agreement by and among Shoals Technologies Group, Inc., Oaktree Power Opportunities Fund IV (Delaware) Holdings, L.P., Dean Solon and the other persons listed on the signature pages thereto.

3.

Tax Receivable Agreement by and among Shoals Technologies Group, Inc., Dean Solon, Oaktree Power Opportunities Fund IV (Delaware) Holdings, L.P. and the other persons listed on the signature pages thereto.

4.	Reorganization Agreement by and among Shoals Technologies Group, Inc. and the other persons listed on the signature pages thereto.

SCHEDULE IV

(a)	Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package

Electronic Roadshow dated [•] 2021

(b)	Additional documents incorporated by reference

[None]

(c)	Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package

The initial public offering price per share for the Shares is $[•]

The number of Shares purchased by the Underwriters is [•]

(d)	Written Testing-the-Waters Communications

None

SCHEDULE V

Name of Stockholder	Address
Oaktree Power Opportunities Fund IV (Delaware) Holdings, L.P.	1400 Shoals Way Portland, Tennessee 37148

Dean Solon	1400 Shoals Way Portland, Tennessee 37148

Solon Holdco I, GP	1400 Shoals Way Portland, Tennessee 37148

Solon Holdco II, GP	1400 Shoals Way Portland, Tennessee 37148

Shoals Management Holdings LLC	1400 Shoals Way Portland, Tennessee 37148

Jason Whitaker	1400 Shoals Way Portland, Tennessee 37148

Dr. Philip Garton	1400 Shoals Way Portland, Tennessee 37148

Mehgan Peetz	1400 Shoals Way Portland, Tennessee 37148

John White	1400 Shoals Way Portland, Tennessee 37148

Alan Neal	1400 Shoals Way Portland, Tennessee 37148

Frank Cannova	1400 Shoals Way Portland, Tennessee 37148

Brad Forth	1400 Shoals Way Portland, Tennessee 37148

Peter Jonna	1400 Shoals Way Portland, Tennessee 37148

Jason Lee	1400 Shoals Way Portland, Tennessee 37148

Peter Wilver	1400 Shoals Way Portland, Tennessee 37148

ANNEX I

Shoals Technologies Group, Inc.                , 2021

Shoals Technologies Group, Inc. (the “Company”) announced today that Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, the lead joint book-running managers in the recent public sale of shares of the Company’s Class A common stock, is releasing a lock-up restriction with respect to shares of the Company’s Class A common stock held by certain officers or directors of the Company. The release will take effect on                , 2021, and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

ANNEX II

Shoals Technologies Group, Inc.

Lock-Up Agreement

[•], 2021

Goldman Sachs & Co. LLC

J.P. Morgan Securities LLC

c/o Goldman Sachs & Co. LLC

200 West Street

New York, NY 10282-2198

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Re: Shoals Technologies Group, Inc. - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as representatives (the “Representatives”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with Shoals Technologies Group, Inc., a Delaware corporation (the “Company”) and the selling stockholder identified therein, providing for a public offering of shares of Class A common stock, par value $0.001 per share (the “Class A Common Stock”), of the Company (the “Shares”) pursuant to a Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission (the “SEC”). The undersigned further understands that, prior to the consummation of the public offering of the Shares, the Company will be authorized to issue, in addition to the Class A Common Stock, shares of Class B common stock, par value (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”). Capitalized terms used herein and not otherwise defined shall have their meanings set forth in the Underwriting Agreement.

In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date of this Lock-Up Agreement and continuing to and including the date 180 days after the date set forth on the final prospectus used to sell the Shares (the “Lock-Up Period”), the undersigned shall not, and shall not cause or direct any of its affiliates to, (i) offer, sell, contract to sell, pledge, grant any option to purchase, lend or otherwise dispose of any shares of Common Stock of the Company, or any common units of Shoals Parent LLC (“Parent”), or any options or warrants to purchase any shares of Common Stock of the Company or common units of Parent, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company or any common units of Parent (such options, warrants or other securities, collectively, “Derivative Instruments”), including without limitation any such shares, units or Derivative Instruments now owned or hereafter acquired by the undersigned (collectively, the “Securities”), (ii) engage in any hedging or other transaction or arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) which is designed to or which reasonably could be expected to lead to or result in a sale, loan, pledge or other disposition (whether by the undersigned or someone other than the undersigned), or transfer of any of the economic consequences of ownership, in whole or in part, directly or indirectly, of the Securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Common Stock or other securities, in cash or otherwise (any such sale, loan, pledge or other disposition, or transfer of economic consequences, a “Transfer”) or (iii) otherwise publicly announce any intention to engage in or cause any action or activity described in clause (i) above or transaction or arrangement described in clause (ii) above. The undersigned represents and warrants that the undersigned is not, and has not caused or directed any of its affiliates to be or become, currently a party to any agreement or arrangement that provides for, is designed to or which reasonably could be expected to lead to or result in any Transfer during the Lock-Up Period. For the avoidance of doubt, the undersigned agrees that the foregoing provisions shall be equally applicable to any issuer-directed or other Shares the undersigned may purchase in the offering.

If the undersigned is not a natural person, the undersigned represents and warrants that no single natural person, entity or “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), other than a natural person, entity or “group” (as described above) that has executed a Lock-Up Agreement in substantially the same form as this Lock-Up Agreement, beneficially owns, directly or indirectly, 50% or more of the common equity interests, or 50% or more of the voting power, in the undersigned.

If the undersigned is an officer or director of the Company, (i) Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

Notwithstanding the foregoing, the undersigned may Transfer the Securities during the Lock-Up Period:

(i)	the Shares to be sold by the undersigned pursuant to the Underwriting Agreement and any reclassification, conversion or exchange in connection with such sale of Shares;

(ii)

as a bona fide gift or gifts, or as charitable contributions, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, and provided further that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than a Form 5, which shall not be filed on or prior date that is 120 days after the date set forth on the final prospectus used to sell the Shares), reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Lock-Up Period;

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(iii)

to any trust, partnership, limited liability company or any other entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that no filing under Section 16(a) of the Exchange Act (other than a Form 5, which shall not be filed on or prior to the date that is 120 days after the date set forth on the final prospectus used to sell the Shares), reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Lock-Up Period;

(iv)

to any beneficiary of or estate of a beneficiary of the undersigned pursuant to a trust, will, other testamentary document or intestate succession or applicable laws of descent, provided that the beneficiary or the estate of a beneficiary thereof agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transaction shall not involve a disposition for value and that no filing under Section 16(a) of the Exchange Act (other than a Form 5, which shall not be filed on or prior to the date that is 120 days after the date set forth on the final prospectus used to sell the Shares), reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Lock-Up Period;

(v)

to a partnership, limited liability company or other entity of which the undersigned and the immediate family of the undersigned are the legal and beneficial owner of all the outstanding equity securities or similar interests, provided that such partnership, limited liability company or other entity agrees to be bound in writing by the restrictions set forth herein, and provided further that no filing under Section 16(a) of the Exchange Act (other than a Form 5, which shall not be filed on or prior to the date that is 120 days after the date set forth on the final prospectus used to sell the Shares), reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Lock-Up Period;

(vi)

by operation of law, such as pursuant to a qualified domestic order of a court (including a divorce settlement, divorce decree or separation agreement) or regulatory agency, provided that the transferee or transferees thereof agree to be bound in writing by the restrictions set forth herein, and provided further that no filing under Section 16(a) of the Exchange Act (other than a Form 5, which shall not be filed on or prior to the date that is 120 days after the date set forth on the final prospectus used to sell the Shares), reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Lock-Up Period;

(vii)

in transactions relating to shares of Common Stock acquired in open market transactions after the completion of the public offering, provided that no filing under Section 16(a) of the Exchange Act (other than a Form 5, which shall not be filed on or prior to the date that is 120 days after the date set forth on the final prospectus used to sell the Shares), reporting a reduction in beneficial ownership of such shares of Common Stock, shall be required or shall be voluntarily made during the Lock-Up Period;

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(viii)

by (A) the exercise of stock options solely with cash granted pursuant to equity incentive plans described in the Registration Statement, and the receipt by the undersigned from the Company of shares of Common Stock upon such exercise; (B) transfers of shares of Common Stock to the Company upon the “net” or “cashless” exercise of stock options or other equity awards granted pursuant to equity incentive plans described in the Registration Statement; (C) transfers of shares of Common Stock of the Company for the primary purpose of satisfying any tax or other governmental withholding obligation with respect to any award of equity-based compensation granted pursuant to the Company’s equity incentive plans; or (D) forfeitures of shares of Common Stock to the Company to satisfy tax withholding requirements of the undersigned or the Company upon the vesting, during the Lock-Up Period, of equity based awards granted under equity incentive plans or pursuant to other stock purchase arrangements, in each case described in the Registration Statement; provided that, in each case, the underlying shares of Common Stock shall continue to be subject to the restrictions on transfer set forth in this Lock Up Agreement, and provided further that, if required, any public report or filing under Section 16(a) of the Exchange Act shall indicate in the footnotes thereto the nature of the transaction;

(ix)

pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of the Company’s capital stock after the consummation of the public offering, involving a change of control of the Company, or group of persons, shall become, after the closing of the transaction, the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of more than 50% of total voting power of the voting securities of the Company), provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, the undersigned’s shares of Common Stock shall remain subject to the provisions of this Lock-Up Agreement;

(x)

to the Company in connection with the repurchase by the Company from the undersigned of shares of Common Stock of the Company or Derivative Instruments pursuant to a repurchase right arising upon the termination of the undersigned’s employment with the Company; provided that such repurchase right is pursuant to contractual agreements with the Company; and provided further that, if required, any public report or filing under Section 16(a) of the Exchange Act shall indicate in the footnotes thereto the nature of the transaction;

(xi)

the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock; provided that (i) such plan does not provide for the transfer of Common Stock during the Lock-Up Period and (ii) no public announcement or filing under the Exchange Act shall be made by or on behalf of the undersigned or the Company regarding the establishment of such plan during the Lock-Up Period;

(xii)

if the undersigned is a corporation, partnership, limited liability company or other business entity, by (A) distributions of shares of Common Stock or any Derivative Instrument to limited partners, general partners, members, stockholders holders of similar interests of the undersigned (or in each case its nominee or custodian) or to any investment holding company controlled or managed by the undersigned or (B) transfers of shares of Common Stock or any Derivative Instrument to affiliates (as defined in Rule 405 of the Securities Act of 1933, as amended) or other entities controlled or managed by the undersigned or any of its affiliates (other than the Company and its subsidiaries); provided that each distributee and transferee agrees to be bound in writing by the restrictions set forth herein, and provided further that no filing under Section 16(a) of the Exchange Act (other than a Form 5, which shall not be filed on or prior to the date that is 120 days after the date set forth on the final prospectus used to sell the Shares), reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Lock-Up Period; or

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(xiii)	with the prior written consent of Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC on behalf of the Underwriters.

For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin, and “change of control” shall mean any bona fide third-party tender offer, merger, consolidation or other similar transaction approved by the board of directors of the Company the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company, shall become, after the closing of the transaction, the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of more than 50% of total voting power of the voting stock of the Company. In addition, notwithstanding the foregoing, if the undersigned is a corporation, the corporation may transfer the capital stock of the Company to any wholly-owned subsidiary of such corporation; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Agreement and there shall be no further transfer of such capital stock except in accordance with this Agreement, and provided further that any such transfer shall not involve a disposition for value.

The undersigned agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Securities except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

This Lock-Up Agreement will automatically terminate upon the earliest to occur, if any, of (a) the date that the Company advises Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the public offering, (b) the date that Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC advise the Company, in writing, prior to the execution of the Underwriting Agreement, that the Underwriters have determined not to proceed with the public offering (c) the date of termination of the Underwriting Agreement if prior to the closing of the public offering, or (d) [•], 2021 if the public offering of the Shares has not been completed by such date.

Very truly yours,

Exact Name of Stockholder

Authorized Signature

Title

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